As filed with the Securities and Exchange Commission on March 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Shattuck Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2575858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1018 W. 11th Street, Suite 100

Austin, TX 78703

(919) 864-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shattuck Labs, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Taylor Schreiber, M.D., Ph.D.

Chief Executive Officer

Shattuck Labs, Inc.

1018 W. 11th Street, Suite 100

Austin, TX 78703

(919) 864-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ryan A. Murr Branden C. Berns Gibson, Dunn & Crutcher LLP 555 Mission Street San Francisco, CA 94105-0921 (415) 393-8373	Erin Ator Thomson General Counsel Shattuck Labs, Inc. 1018 W. 11th Street, Suite 100 Austin, TX 78703 (919) 864-2700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	445,809	$37.76(3)	$16,833,748(3)	$1,836.56

(1)

In addition to the number of shares of the common stock, par value $0.0001 per share (the “Common Stock”) of Shattuck Labs, Inc. (the “Company” or “Registrant”) stated above, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of options and other rights to acquire Common Stock, that may be granted pursuant to the Shattuck Labs, Inc. 2020 Equity Incentive Plan.

(2)

Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional securities that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on March 9, 2021.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Shattuck Labs, Inc. (the “Registrant”), relating to 445,809 shares of its common stock, par value $0.0001 per share, available for issuance pursuant to awards to eligible persons under the Shattuck Labs, Inc. 2020 Equity Incentive Plan (the “Plan”).

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on October 19, 2020 (Registration No. 333-249555), which relates to the Plan, is incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 14, 2020).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on October 14, 2020).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	Shattuck Labs, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1/A filed on October 5, 2020).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, Texas, on March 16, 2021.

Shattuck Labs, Inc.

By:	/s/ Dr. Taylor Schreiber
Name:	Dr. Taylor Schreiber
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Taylor Schreiber and Andrew R. Neill, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Dr. Taylor Schreiber Dr. Taylor Schreiber	Chief Executive Officer and Director (principal executive officer)	March 16, 2021

/s/ Andrew R. Neill Andrew R. Neill	Chief Financial Officer (principal financial and accounting officer)	March 16, 2021

/s/ Josiah Hornblower Josiah Hornblower	Executive Chairman and Director	March 16, 2021

/s/ Helen M. Boudreau Helen M. Boudreau	Director	March 16, 2021

/s/ Dr. Neil Gibson Dr. Neil Gibson	Director	March 16, 2021

/s/ Michael Lee Michael Lee	Director	March 16, 2021

/s/ Tyler Brous Tyler Brous	Director	March 16, 2021

/s/ Dr. George Golumbeski Dr. George Golumbeski	Director	March 16, 2021

4